JOSHUA Au GOLD RESOURCES

June 20, 2019

Re: Common stock of Joshua Gold Resources Inc., a Nevada corporation (the "Company")

Dear Stockholder:

Over the past several months, the Company has been busy taking the preliminary steps toward regaining the quotation of its common stock on the OTC Markets, Inc. "OTC Pink Tier" or other suitable quotation medium with Network 1 Financial Services Inc., a registered broker-dealer ("Network 1").

We are happy to announce that on June 17, 2019, the Financial Industry Regulatory Authority ("FINRA") advised Network 1 that Network 1 has demonstrated compliance with FINRA Rule 6432 and may initiate a priced quotation of $0.14 bid and $0.16 ask on OTC Link ATS for Joshua Gold Resources' common stock under the symbol "JSHG." If you have any further questions, please contact Adam Pasholk at Network 1 at 1-732-758-9001.

The following link will take you to the Company's current quotation: https://www.otcmarkets.com/stock/JSHG/overview

Current developments about the Company can be accessed at our Company website:

http://www.joshuagoldresources.com/

We plan to provide customary updates on a monthly or quarterly basis as determined by management.

Sincerely yours,

Dino Micacchi
Chief Financial Officer

Safe Harbor Statement

This mailing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This mailing should be considered in light of the disclosures contained in the filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov, including those identified in such filings as "forward-looking statements."

Unit 2 – 35 Perry Street Woodstock Ontario Canada N4S 3C4